OneSpan Inc. 8-K

EXHIBIT 99.1

OneSpan Files Definitive Proxy and Issues Letter to Stockholders

OneSpan’s transformation from a hardware-centric technology business to a software and solutions company is well underway

Board refreshment has added significant expertise relevant to the evolving business

Legion Partners’ campaign to remove highly qualified and experienced directors is unnecessary and unfortunate

Board urges stockholders to vote the BLUE card FOR OneSpan’s nine qualified directors

CHICAGO, April 26, 2021 -- OneSpan Inc. (NASDAQ: OSPN), the global leader in securing remote banking transactions, today filed definitive proxy materials with the Securities and Exchange Commission in connection with its annual meeting of stockholders, which is scheduled to be held on June 9, 2021. Stockholders of record as of close of business on April 19, 2021 will be entitled to vote at this meeting.

The proxy statement and other important information relating to the annual meeting of stockholders can be found at OneSpanValue.com.

OneSpan today also sent a letter to stockholders. In the letter the Company describes:

•	OneSpan’s ongoing transformation from a hardware-centric technology company into a modern, cloud-based software and solutions provider;
•	The evolution of the OneSpan Board of Directors over time to ensure the skills and experience of the Board are matched with the business’ evolving risks and opportunities;
•	The Board’s active consideration of certain divestitures and strategic alternatives; and
•	Why OneSpan believes Legion’s campaign is both unfortunate and unnecessary.

The letter can be viewed here.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they execute. We make digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than half of the top 100 global banks and thousands of financial institutions around the world. Whether automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Copyright© 2021 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding the expected effects of our robust sales pipeline, the amount of total revenue expected to be comprised of recurring revenue streams in 2021 and the anticipated effects of our plans for our eSignature business. Forward-looking statements may be identified by words such as “seek,” “believe,” “plan,” “estimate,” “anticipate,” “expect,” “intend,” “continue,” “may,” “will,” “should,” “could,” “might” and other similar expressions. Forward-looking statements involve risks and uncertainties, as well as assumptions, that could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements including, without limitation: market acceptance of our products and solutions and competitors’ offerings; the potential effects of technological changes; the impact of the COVID-19 pandemic and actions taken to contain it; our ability to effectively identify, purchase and integrate acquisitions; the execution of our transformative strategy on a global scale; the increasing frequency and sophistication of hacking attacks; claims that we have infringed the intellectual property rights of others; changes in customer requirements; price competitive bidding; changing laws, government regulations or policies; pressures on price levels; investments in new products or businesses that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; exposure to increased economic and operational uncertainties from operating a global business as well as those factors set forth in the Risk Factors section of our most recent Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings and other important information can be found on the Investor Relations section of our website at investors.OneSpan.com. We do not have any intent, and disclaim any obligation, to update forward-looking statements to reflect events that occur, circumstances that exist or changes in our expectations after the date of this communication, except as required by law.

Important Additional Information and Where to Find It

OneSpan has filed a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of OneSpan’s definitive proxy statement and other documents filed by OneSpan with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge at https://www.OneSpan.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

OneSpan, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2021 Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in OneSpan’s definitive proxy statement filed with the SEC on April 23, 2021.

Investor Contact

Joe Maxa

Vice President of Investor Relations

+1-312-766-4009

joe.maxa@onespan.com

Media Contacts
Sarah Hanel
Global Director of Corporate Communications
+1-312-871-1729
sarah.hanel@onespan.com

Bryan Locke / Mike DeGraff / Danya Al-Qattan

Sard Verbinnen & Co.

+1-312-895-4700

OneSpan-SVC@sardverb.com